Exhibit 99.1

ATLANTIC COAST FINANCIAL CORPORATION Investor Presentation October 2015

This presentation, as well as other written or oral communications made from time to time by us, may contain forward - looking statements, as defined by Federal Securities Laws, relating to present or future trends or factors affecting the operations, mar kets and products of Atlantic Coast Financial Corporation (ACFC, or the Company). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and assumptions that may not prove to be correct, and involve a number of risks and uncertainties that may cause our actual performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements. . For a discussion of factors that may cause such forward - looking statements to differ materially from actual results, please refer to ACFC’s most recent Form 10 - Q and Form 10 - K filed with the Securities Exchange Commission. ACFC undertakes no obligation to release revisions to these forward - looking statements or reflect events or circumstances after the date of this presentation . This presentation is for discussion purposes only, and shall not constitute any offer to sell or the solicitation of an offer to buy any security, nor is it intended to give rise to any legal relationship between the Company and you or any other person, nor is it a recommendation to buy any securities or enter into any transaction with the Company. The information contained herein is prel imi nary and material changes to such information may be made at any time. If any offer of securities is made, it shall be made pursua nt to a definitive offering memorandum or prospectus (Offering Memorandum) prepared by or on behalf of the Company, which would contain material information not contained herein and which shall supersede, amend and supplement this information in its entirety. Any decision to invest in the Company’s securities should be made after reviewing an Offering Memorandum, conducting such investigations as the investor deems necessary or appropriate, and consulting the investor’s own legal, accounting, tax, and oth er advisors in order to make an independent determination of the suitability and consequences of an investment in such securitie s. No offer to purchase securities of the Company will be made or accepted prior to receipt by an investor of an Offering Memorandu m a nd relevant subscription documentation, all of which must be reviewed together with the Company’s then - current financial statements and, with respect to the subscription documentation, completed and returned to the Company in its entirety. Unless purchasing in a n o ffering of securities registered pursuant to the Securities Act of 1933, as amended, all investors must be “accredited investors” as def ined in the securities laws of the United States before they can invest in the Company. Forward - Looking Statements 2

Investment Rationale - Why Atlantic Coast? Healthy Infrastructure ; Largest community bank in the North Florida & Southeast Georgia markets with a 75 year history ; Sales offices in attractive markets with robust demographic growth and stable economies ; Experienced leadership team with local market knowledge ; Demonstrated success in executing strategic plan and delivering results ; Strong capital base, credit quality trends, and expense controls ; Restructure of high cost debt creates increased earnings opportunity ; Refocused team coupled with newly recruited talent, already delivering results in all LOBs ; Successful Commercial and Mortgage platforms are expanding outside the core footprint Growth Opportunities Strong Leadership Attractive Markets Return on Assets 1% or greater Return on Equity 12% or greater Net Interest Margin 3.5% or greater Efficiency Ratio 60% or less Criteria Targets 3

An Experienced Leadership Team

John Stephens	*President & CEO*	Joined in 2013 with 25 years experience, previously Commercial Exec. for Fifth Third Bank in Florida. Prior leadership experience in commercial banking and capital markets with Wachovia.
Phillip Buddenbohm	*EVP - Chief Credit Officer*	Twenty year banking veteran hired in 2005 to oversee credit and risk management; experienced in overseeing both credit and retail operations. Began his career in credit operations at SunTrust.
Tracy Keegan	*EVP - Chief Financial Officer*	Joined in 2015 with 25+ years experience, most recently worked with Florida Seminole Tribe on bank acquisition strategy, previously CFO and COO of First Southern Bank. Spent 16 years with The Prudential Banks, a $5 billion multi-bank holding company of Prudential Financial.
Teresa Hale	*Head of Mortgage Banking*	Joined 2014, 25 years in experience leading mortgage teams for regional and national banks. Previously led mortgage team at competitor with $300 million in residential production for Florida and Georgia.
D'Lynn Underwood	*Head of Human Resources*	Over 30 years in HR leadership with the majority of time in banking, 5 years in talent development and employee engagement with Walt Disney World, joined the company in 2013.
Kathryn Henthorn	*General Counsel*	Joined in 2014, General Counsel and Corporate Secretary, 18 years experience, also leads vendor management and regulatory oversight.
Sheri Johnson	*Head of Retail Banking*	Oversees all retail banking throughout Florida and Georgia, and the Customer Care Center, and serves as Senior Executive in the Georgia markets. Joined company in 1996.
Melanie Triche	*Head of Strategic Initiatives*	Joined in 2015 with over 20 years of operational and strategic experience; most recently served as SVP – Head of Corporate Strategic Initiatives at EverBank.
Joe Losch	*Market President – Central Florida*	Joined in 2015, over 25 years leadership and commercial banking experience in Central Florida; started his career at SunTrust and most recently served as Market President of Floridian Bank.
Matt Green	*Senior Lender – North Florida and Georgia*	Joined in 2015 with over 25 years of commercial banking experience in the North Florida market, previously served as the Market President for both First Southern Bank and Fidelity Bank.

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Atlantic Coast Financial Corporation

Execution Timeline

History

- Company was founded in 1939 in Waycross Georgia, expanded to Florida market in 1988
- 2005 – 2008: Increased leverage through wholesale borrowings of $202 million
- 2009: Curtailed lending activities as credit quality deteriorated
- 2012: Entered consent order with the OCC
- 2013: Proposed sale to Bond Street, rejected by shareholders

2013

- Restructured Board
- Recruited new leadership team with significant experience
- Raised $48.3 million in a secondary stock offering
- Cleaned balance sheet with bulk sale of distressed assets
- At FYE 12/31/13…

Tier I	9.7%
Risk Based	20.5%
NPAs/Assets	1.2%
ALLL/Loans	1.8%

2014

- Internal assessments identified approx. $5 million in cost savings
- Recruited strong, local Commercial Bankers
- Launched new Mortgage Banking platform in 2Q
- Recruited new sales force in Retail Bank
- Redeployed over $100 million liquidity
- Reported Full Year Net Income of $1.33 million vs. ($11.4million) in 2013.

2015

- Restructured the balance sheet through recapture of DTA
- Expanded Mortgage platform in Florida (1Q & 3Q) and Georgia (2Q)
- 3Q - Recruited Market President and Commercial Banking team in Central Florida
- Redefining Retail Banking channel to drive sales activity
- Forecasting over $250 million in new loan originations for 2015

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Atlantic Coast Financial Corporation

RECAP - 2015 Priorities REVENUE ACCELERATION Key driver of 2015 & beyond, driven by bank - wide tactical initiatives and specific LOB strategies • Assess and optimize all internal policies and processes • Focus on key 3rd party service providers • Foster a culture of cross LOB partnerships • Enterprise wide i nitiative – LOB leaders o wn it • Continued focus on r egulatory issues and OCC consent order • Credit risk – paramount importance • Restructure Ops, IT, and Facilities for cost and efficiency • Catch up on deferred maintenance and invest in platform for the future • Explore alternative efficiencies – in house vs. o utsourcing • Commitment to communication • Recruiting, training, & benefits – restructure and enhance • Goal – engaged team and “ e mployer of choice ” Operational Excellence Employee Engagement Risk Mitigation Expense Management 6

» Operate seven full service Retail Offices in Jacksonville, FL, and four Retail Offices in Southeast Georgia » Commercial Banking & Mortgage Origination teams located in Jacksonville , FL, Orlando, FL, and Southeast Georgia » Third largest deposit market in Florida with a stable economy and a growing employment base » Housing rebounded over last four years, 2014 average single family home price was $ 199,000, new permits up 16.2% in 2015 » Population of 842,583; cost of living index of 92.0, median income of $48,829 is 98.5% of state average » Population forecasted to grow 4.6% over next 4 years » Stable deposit & loan market with an underperforming economy and a loyal employment base » Population projected flat, cost of Living Index of 94.2 » Housing has stabilized over last four years, median home sales price YTD 2014 was $ 143,000 Atlantic Coast Bank Offices Current Markets Loan Origination and Sales Offices from Central Florida to Southeast Georgia 7 JACKSONVILLE SOUTHEAST GEORGIA

Florida Economic Trends • 2014 existing home sales approached peak year of 2005 • Median Sales Price of homes has rebounded to 2005 levels at $172,500 • Housing starts projected to increase 16.0% statewide over next four years. • The statewide inventory of homes for sale is down to a 4.7 month supply. • Florida’s $ 800 billion economy is 70% larger than any other southeastern U.S. state • Total population of over 20 million, recently passed NY as the 3 rd most populous state • Retail sales up 24.3% over last four years, projected to increase at a CAGR of 4.8% through 2018 . • Tourism continues to rise, with record 99 million visitors to the state in 2014, 4.3% growth forecast RESIDENTIAL HOUSING FLORIDA HISTORICAL VISITOR TRENDS 8

; 220 mile stretch through 15 counties encompassing over 8.2 million people (42% of state’s population). ; Diversified economies with a focus on healthcare, transportation, higher education, and tourism. ; Four MSA’s rank 6 th (Orlando), 14 th (Jacksonville), 21 st (Tampa) and 23 rd (Daytona) in US population growth since 1985. ; Median age is 41.2 years vs. Florida average 48 years ; Cost of living i ndex of 94.1 (Florida is 98.2) and median household income of $54,387 (106.9% of state avg.) ; Housing stabilized over last four years, average single family home price was $219,000 in 2014 ; Population forecasted to grow 6 .6% over next 4 years vs. Floridad average of 3.4% and US average of 3.3% Targeted Market: I - 95 to I - 4 Corridor Florida Deposits Institutions ($ millions) South Florida 106 187,047 Tampa - St. Petersburg 66 65,682 Jacksonville 38 49,353 Orlando - Kissimmee 45 41,005 9 JACKSONVILLE DAYTONA ORLANDO TAMPA ST. AUGUSTINE

Restructured Balance Sheet » Reversed $8.5 million valuation allowance associated with the deferred tax asset » Refinanced a total of $106.3 million » Restructured $60.0 million » Annualized pre - tax savings of $5.1 million (with $3.0 million deferred over the first 12 months) » NIM improved from 2.50% historical to run rate of over 3.30%. » Additional improvement of 50 bps expected beginning 3Q16. » $48 million capital raise in 4Q13 provides solid foundation for growth Dramatically improved run - rate NIM in June 2015 10

Dramatic Credit Improvement Nonperforming Assets ($ in Millions) • NPAs reduced from high of $52.4 million in 2011 to $7.8 million at 2Q15 • NPA’s remained stable over last two years despite significant loan growth • 2014 net charge - offs total $1.1 million, a reduction of $9.9 million year over year; YTD June charge - offs are $96,000 • Provision expense of $1.3 million in 2014; $386,500 through YTD June 2015 11 Reserves Nonperforming Loans OREO Reserves/Classified Loans Reserves/NPLs

Improving Profitability » NIM improved 5.3% per quarter since 1Q14 » 2Q15 Restructure of long term debt will generate additional NIM improvement » Core Net Income improved average of 22.2% per quarter since 1Q14 » Increasing interest earning assets, up over $100 million since 12/31/14 » Total deposit growth of 13.7% YTD, noninterest bearing deposits up 16% » Deploying additional fee income strategies » Renegotiating contracts and leveraging key vendor relationships 12 Re - engineered balance sheet and impressive loan growth driving profitability

Loan Growth Strategies

Annualized net loan growth of over 22% driven by Commercial and Mortgage Banking

COMMERCIAL - Leverage existing platform & relationships to expand in key markets

- YTD closed over $83 million in new loans, robust current pipeline
- Supplementing with Senior Bankers for the Jacksonville, FL and Savannah, GA markets
- 3Q15 – Recruited Market President and team of experienced C&I and CRE bankers in Central Florida
- 3Q15 – Recruited USDA Lender with 35 years experience, leading producer in Florida 5 of the last 7 years
- 4Q15 – Recruiting a proven team in Tampa, FL to replicate the Central Florida model

MORTGAGE - Expand platform with new originators in new markets

- Originated over $148 million YTD, core team run rate now averaging $15 million per month
- Opened LPOs in Gainesville, FL (1Q15), St. Simons/Brunswick, GA (2Q15), and Orlando, FL (3Q15)
- Focus on professional and medical markets, targeting through multipronged approach including real estate agents, builders, professional COIs and Bank relationships
- Recruiting experienced teams in Orlando, FL, Tampa, FL, and Savannah, GA with deep in-market relationships

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Atlantic Coast Financial Corporation

• Recruiting Commercial Deposit Relationship Managers in three key Florida markets • Targeting $50 million annual goal with a focus on HOAs, property management, & title companies • Filed with State of Florida to manage Public Funds (8/15) – approved for up to $175 million • Recruiting TMO - will train and supervise Relationship Specialists in all markets • Branding remote currency, remote deposit, and EFT modules into an “out of market” product suite • Targeting $50 million in new deposits from redefined role of Financial Center Manager to Sales Center Manager (stripped operational responsibilities to promote sales activities) • YTD have replaced 8 of 11 Financial Center Managers, recruiting proven sales talent with local connectivity in markets • Targeting $24 million from new outbound calling effort in 3Q15 staffed by two experienced bankers Deposit Growth Strategies COMMERCIAL - Leverage existing platform to expand in key markets RETAIL - Transforming Retail branches to outbound sales centers 14 Total deposit growth of 13.7% YTD, non interest bearing deposits up 16%

Sustainable Competitive Advantage » “76 Year Old De Novo Bank” » Experienced leadership team with local connectivity » Well positioned in highly attractive markets » Strong foundation, poised for LOB and geographic expansion » Proven ability to deliver high performance growth » Capital and liquidity well positioned to support strategic initiatives 15